UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VISTULA COMMUNICATIONS SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTULA COMMUNICATIONS SERVICES, INC.

Notice of Annual Meeting of Stockholders
to be held on July 17, 2006

Vistula Communications Services, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210 on Monday, July 17, 2006, beginning at 12:00 p.m., Eastern time, for the following purposes:

1.                To consider and vote upon the election of five directors;

2.                To consider and vote upon the approval of amendments to our 2004 Stock Incentive Plan to increase the number of shares available for option or restricted stock grants from 8,000,000 to 20,000,000;

3.                To consider and vote upon an amendment to our Certificate of Incorporation to increase to 200,000,000 the number of shares of common stock which we are authorized to issue;

4.                To ratify the appointment of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s independent registered public accounting firm for 2006; and

5.                To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

Our board of directors has fixed the close of business on Friday, June 23, 2006, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on June 23, 2006, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By order of the board,

George R. Vaughn
Secretary
New York, New York
June 27, 2006

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

VISTULA COMMUNICATIONS SERVICES, INC.
405 PARK AVENUE, SUITE 801
NEW YORK, NEW YORK 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
JULY 17, 2006

This proxy statement relates to the annual meeting of stockholders of Vistula Communications Services, Inc. (the “Company”) to be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Monday, July 17, 2006, beginning at 12:00 p.m. Eastern time. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about June 27, 2006.

Purpose of the annual meeting

At the annual meeting, we will submit the following proposal to the stockholders:

Proposal One:	To elect five directors to one-year terms;
Proposal Two:	To consider and vote upon the approval of amendments to our 2004 Stock Incentive Plan to increase the number of shares available for option or restricted stock grants from 8,000,000 to 20,000,000;
Proposal Three:	To consider and vote upon an amendment to our Certificate of Incorporation to increase to 200,000,000 the number of shares of common stock which we are authorized to issue; and
Proposal Four:	To ratify the appointment of PKF, Certified Public Accountants, A Professional Corporation as the Company’s independent registered public accounting firm for 2006.

Our board of directors (the “Board”) does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. The Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

The Board has fixed the close of business on Friday, June 23, 2006, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of, and to vote at, the annual meeting. At the close of business on the record date, there were issued and outstanding 60,533,731 shares of Common Stock. Each share of Common Stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it may be an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting in person at the meeting:

If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Required vote; Quorum; Tabulation of votes

A plurality of the votes duly cast is required for the election of directors and a majority of the votes duly cast is required to approve the other matters to be acted upon at the annual meeting.

An abstention is deemed “present” but is not deemed a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Our by-laws provide that a quorum consists of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the annual meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Broker “non-votes” and the shares with respect to which a stockholder abstains from voting are included in determining whether a quorum is present.

Solicitation of proxies

The Board is soliciting these proxies. No compensation will be paid to any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our Common Stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to revoke your proxy, you must either:

•       sign and return another proxy card with a later date;

•       provide written notice of the revocation of your proxy to our secretary; or

•       attend the annual meeting and vote in person.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board currently consists of five directors. The term of each director expires each year at the annual meeting of stockholders, until his or her successor is duly elected and qualified, or until such director’s resignation or removal.

The Board has nominated all of its incumbent directors, Messrs. Rupert Galliers-Pratt, Anthony Warrender, J. Marcus Payne, J. Keith Markley and Jack Early to serve as directors.

Proxies will not be voted at the 2006 annual meeting for more than five candidates.

Messrs. Galliers-Pratt, Warrender, Payne, Markley and Early have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board will designate at that time.

The Board recommends that you vote FOR the election of Messrs. Galliers-Pratt,
Warrender, Payne, Markley and Early.

Vote Required for Approval

A plurality of votes duly cast by the holders of our Common Stock is required for the election of directors.

Directors and Executive Officers

Our current directors and executive officers are:

Name	Age	Positions Held
Rupert Galliers-Pratt	54	President and Chairman of the Board
J. Keith Markley	47	Chief Executive Officer and Director
George R. Vaughn	52	Chief Financial Officer, Assistant Treasurer and Secretary
Ian Cope	56	Chief Operations Officer
Adam Bishop	46	President, Vistula Limited and Vistula USA, Inc.
J. Marcus Payne	57	Director(1)(2)(3)
Anthony Warrender	55	Director(1)(2)(3)
Jack Early	51	Director

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Nominating Committee

Rupert Galliers-Pratt.   Mr. Galliers-Pratt has served as chairman of our board of directors since our inception. He served as our President and Chief Executive Officer from our inception until September 1, 2004 and resumed service in those capacities on February 8, 2005. Effective upon the appointment of Mr. Markley on April 11, 2006, Mr. Galliers-Pratt resigned his position as chief executive officer. Mr. Galliers-Pratt remains our president and chairman. He also serves as chairman of the board of directors of our subsidiaries, Vistula Limited, Vistula USA, Inc., Vistula Communications SA (Pty) Ltd., and Cardlink Services Limited. He was one of the founding shareholders of Vistula Limited, which we acquired in March 2004. Mr. Galliers-Pratt has served as chairman of Vistula Limited since its incorporation in August 2002. From 1996 through July 2002, he was a private investor. From 1992 through 1995, he served as chairman and chief executive officer of Petersburg Long Distance Inc. During that time, Mr. Galliers-Pratt was responsible for establishing ZAO PeterStar, which is the dominant Competitive Local Exchange Carrier in St. Petersburg and Altel, which was the first cellular operator in Kazakhstan. In addition to Petersburg Long Distance Inc., he has served on the board of directors of a number of listed companies in the United Kingdom and the United States including Optical Care (Bermuda) Limited and Symposium Telecom Inc.

J. Keith Markley.   On April 11, 2006, our board of directors formally appointed J. Keith Markley as our chief executive officer and elected him as a director. Prior to joining us, Mr. Markley served as vice president of sales and marketing at Liberty Aerospace, a manufacturer of light aircraft, where he was responsible for strategic marketing and sales planning and building a sales and marketing team. From November 2000 to September 2005, he served as a president and chief operating officer of DSL.net, Inc., a public company headquartered in New Haven, Connecticut, providing voice, data and tier 1 ISP services. While at DSL.net, Mr. Markley exercised oversight over the company’s operations, was responsible for strategic planning and interfaced with the investor and analyst communities.

George R. Vaughn.   Mr. Vaughn was appointed interim chief financial officer, assistant treasurer and secretary of VCS on June 30, 2004. Since April 2001, Mr. Vaughn has been President of Vaughn & Associates, P.C., a professional services organization he founded in 1995 that provides interim and part-time chief financial officer, outsourced financial management, and tax advisory services for emerging and established businesses. From 1990 to 1995, Mr. Vaughn was chief financial officer of XRL, Inc., a venture capital-backed manufacturer of semiconductor capital equipment, which was sold in 1995. Mr. Vaughn is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Vaughn has over thirty years of accounting, finance and operations experience. Mr. Vaughn holds a B.S. in Business Administration from Stonehill College.

Ian Cope.   On January 5, 2006, our board of directors appointed Ian Cope as our chief operations officer. Mr. Cope was the chief technical officer at DSLi Corporation since November 2002 where he was responsible for the complete operations of a facilities-based competitive local exchange carrier providing a full range of voice and data services using both traditional circuit switched infrastructure and IP Centrex. From January 2002 through November 2002, Mr. Cope was a consultant to major internet service providers and incumbent local exchange carriers on broadband access solutions, providing technical direction on the planning and implementation of initiatives. From January 2001 to December 2001, Mr. Cope was the vice president of engineering for NX Networks, Inc. Mr. Cope has over thirty years experience in the global telecommunications industry.

Adam Bishop.   Mr. Bishop has served as the president and chief executive officer of Vistula Limited, a wholly-owned subsidiary of VCS, since its inception in September 2002 and president and chief executive officer of Vistula USA since November 2005. Mr. Bishop has significant experience as a senior executive in the international telecommunications industry. From 1994 to 1996, Mr. Bishop was a senior executive at British Telecom PLC. From 1997 to December 2001, Mr. Bishop served as the chief executive officer of Telemonde Inc., a provider of international bandwidth and fiber pipes. Mr. Bishop also served as a director of Symposium Telecom Inc., a U.S. listed telecommunications company. Mr. Bishop has spent over 20 years in the international telecommunications field. Mr. Bishop graduated from London University with a degree in Physics.

J. Marcus Payne.   Mr. Payne has served as a member of our board of directors since our inception. Mr. Payne is a senior partner and managing director of Parrington Associates Limited. Parrington provides consulting and management expertise to its clients in their international telecom ventures. In 1988, Mr. Payne founded InnerAsia Consulting Group, the predecessor to Parrington. Mr. Payne received a law degree from the Law School of The University of Western Ontario in London, Ontario, Canada. Mr. Payne is a member of our audit committee, compensation committee and nominating committee.

Anthony Warrender.   Since 1983, Mr. Warrender has been the president of Warrender Associates, Inc., a private financial consultancy and investment business based in Virginia. Prior to 1983,

Mr. Warrender was a Vice President (investment banking) of J. Henry Schroder Corporation in New York. He has also served since 1987 as an executive director and chief financial officer of Taylor, Harris Insurance Services, Ltd, a privately-owned equine insurance agency. From October 1997 through November 2002, he also served as a non-executive director and chairman of the audit committee of the board for Oxus Mining PLC, a gold and base metals mining company operating in Central Asia. Mr. Warrender graduated with a M.A. from Christ Church, Oxford and is a Fellow of the Institute of Chartered Accountants in England and Wales. Mr. Warrender is a member of our audit committee, compensation committee and nominating committee.

Jack Early.   On April 11, 2006, our board of directors elected Jack Early as a director. During 2004, Mr. Early served as the national sales manager of Clientsoft, a web services enterprise software company that was sold to Neon Systems in December of 2004. From August 2000 to January 2004, Mr. Early served as the non-executive chairman of the board of directors at Clientsoft where he sat on the compensation and audit committees and was the trustee of the company’s 401(k) plan. Mr. Early is active in the area of start-up ventures both as an entrepreneur and an investor. He is affiliated with angel investor groups that have funded new and emerging businesses including Naragansett Brewing Co., Context Media and Tazz Networks.

Our directors hold office until the next annual meeting of stockholders or until their successor is elected and qualified or until his or her earlier resignation or removal.

Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors and executive officers.

Certain Relationships and Related Transactions

One of our subsidiaries, Vistula Limited, had agreed to unconditionally guarantee the obligations of one of our principal stockholders under a credit facility established in the name of the stockholder. For more information, see Part II, Item 6, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Arrangements and Obligations” of our annual report on Form 10-KSB for the year ended December 31, 2005. This guaranty was released by the financial institution on March 27, 2006.

On March 2, 2004, we purchased all of the issued and outstanding ordinary shares of Cardlink and all of the issued and outstanding ordinary shares of Vistula. We issued an aggregate of 23,885,000 shares of common stock to the former shareholders of Vistula and Cardlink in exchange for all of the shares of Cardlink and Vistula. Mr. Rupert-Galliers-Pratt, the chairman of our board and our president, and his affiliates, controlled Vistula and Cardlink prior to this transaction.

On May 5, 2004, we sold 100,000 shares of our common stock to Mr. Anthony Warrender, one of our directors, for a total consideration of $5,000. On May 5, 2004, we also issued an option to purchase 75,000 shares of our common stock to Mr. Warrender.

On May 5, 2004, we issued an option to purchase 1,250,000 shares of our common stock to Mr. Mark Scully, one of our named executive officers. VCS and our wholly owned subsidiary, Vistula USA, were parties to an amended and restated employment agreement with Mr. Scully pursuant to which Mr. Scully was employed as the president of Vistula USA, Inc. Pursuant to the amended and restated employment agreement, we were obligated to issue an additional option to Mr. Scully to purchase up to 1,500,000 shares of our common stock. As of November 2, 2005, the employment agreement with Mr. Scully had been terminated. For more information regarding these options and this employment agreement, see “Executive Compensation.”

On July 2, 2004, we entered into a note subscription agreement with the J. Rothschild Assurance Self Invested Personal Pension Plan No. 2, the sole beneficiary of which is our chairman and president, Mr. Rupert Galliers-Pratt. The note subscription agreement was amended and restated on August 11, 2004. Under the amended and restated note subscription agreement, we issued and sold to Mr. Galliers-Pratt’s pension plan a convertible promissory note in the principal amount of $125,000 on July 12, 2004 and we issued and sold to the pension plan a convertible promissory note in the principal amount of $50,000 on August 11, 2004. Both convertible promissory notes initially had a one-year term, which term has been extended on two occasions, once to December 31, 2005 and again to June 30, 2006. The notes accrue interest at the rate of 7% per annum and are convertible into shares of our common stock at the price of $1.50 per share.

On July 7, 2005, we granted the following options to purchase common stock to related parties:

Related Party	Number of Shares
Adam Bishop	500,000
Executive Management Services Limited	650,000
J. Marcus Payne	150,000
George R. Vaughn	50,000
Anthony Warrender	225,000

All of the above options have an exercise price of $.45 per share and an expiration date of July 7, 2015. The options were granted as compensation for consulting, employment or director services, as applicable.

On August 17, 2005, we entered into a Consulting Agreement with Executive Management Services Limited (“EMS”) under which EMS agrees to provide the services of Rupert Galliers-Pratt, our President and Chairman of the Board of Directors, to the company. Under this agreement, Mr. Galliers-Pratt will continues to serve as our President. The agreement has an initial term of two years and provides for payment to EMS annual consulting fees of $240,000 as consideration for these services.

On December 7, 2005, the Company issued 100,000 shares of common stock to a stockholder of Vistula Communications Services SA (Pty.) Ltd. for consulting services to be rendered through December 6, 2006. The shares had a fair value of $130,000 based upon the closing price ($1.30) of the Company’s common stock as at December 7, 2005. Consulting services performed during 2005 have been included in selling, general and administrative expense for the year ended December 31, 2005. That amount attributable to 2006 is reflected as prepaid professional services at December 31, 2005.

On December 23, 2005, we granted the following options to purchase common stock to related parties:

Related Party	Number of Shares
Adam Bishop	750,000
Executive Management Services Limited	4,000,000
J. Marcus Payne	250,000
Olympic Corporate Holdings Limited	500,000
George R. Vaughn	100,000
Anthony Warrender	250,000

All of the above options have an exercise price of $1.50 per share and an expiration date of December 23, 2015. The options were granted as compensation for consulting, employment or director services, as applicable. The options will become vested as to 25% of the total number of option shares upon shareholder ratification of the increase in the number of shares authorized under the Company’s

2004 Stock Incentive Plan from 8,000,000 to at least 15,000,000 shares. The options will become vested as to an additional 6.25% of the total number of option shares in quarterly installments beginning on September 30, 2006. All vesting is contingent upon shareholder approval of the increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan. Mr. Payne is a director of Olympic Corporate Holdings Limited.

On April 11, 2006, we granted options to purchase shares of common stock to J. Keith Markley in connection with his appointment as chief executive officer and election as a director. The options are exercisable for 3,052,000 shares and 948,000 shares, with the latter option grant subject to the ratification by stockholders at the next annual meeting of an increase in the number of shares available under the Amended and Restated 2004 Stock Incentive Plan to at least 16,000,000 shares. Our compensation committee fixed the exercise price per share at $1.18, representing the fair market value of our common stock on the date of grant based on the previous day’s closing price.

Each option vests with respect to one-sixth of the total number of shares subject to the option six months after the date of grant. Each option continues to vest with respect to an additional one thirty-sixth of the total number of shares subject to the option on a monthly basis thereafter until fully vested. The options will accelerate in full upon a change of control or a termination without cause (as defined in Mr. Markley’s employment agreement).

On April 11, 2006, we also granted an option to purchase shares of common stock to Jack Early in connection with his election as a director. The option granted to Mr. Early is exercisable for 250,000 shares, subject to vesting, at an exercise price per share of $1.18 (the fair market value on the date of grant). The option is immediately exercisable with respect to 50,000 of the shares purchasable thereunder and will vest with respect to 50,000 additional shares on a quarterly basis until fully vested. The vesting of Mr. Early’s option is also subject to acceleration in full upon a change of control.

On April 12, 2006, we granted options to purchase common stock to the persons and in the amounts that follow:

Employee, Consultant or Director	Shares
Adam Bishop	150,000
Ian Cope	50,000
Olympic Corporate Holdings Limited	100,000
Nick Topham	50,000
George R. Vaughn	20,000
Executive Management Services Limited	800,000
Anthony Warrender	50,000
J. Marcus Payne	50,000

All of the above options have an exercise price of $1.25 per share and an expiration date of April 12, 2016. The options were granted as compensation for consulting, employment or director services, as applicable. The options will become vested as to 25% of the total number of option shares upon shareholder ratification of the increase in the number of shares authorized under our 2004 Stock Incentive Plan to at least 18,000,000. Thereafter, the options will become vested as to an additional 6.25% of the total number of option shares in quarterly installments beginning on September 30, 2006. However, all vesting will be contingent upon shareholder approval of the increase in the number of shares available under the Plan. Mr. Payne is a director of Olympic Corporate Holdings Limited. Rupert Galliers-Pratt holds indirect voting and investment control over shares held by Executive Management Services Limited.

PROPOSAL TWO: AMENDMENT TO 2004 STOCK INCENTIVE PLAN

At our 2005 Annual Meeting, our shareholders approved an increase in the number of shares available under our 2004 Stock Incentive Plan (the “Plan”) from 6,000,000 to 8,000,000. Since that time, due to our ongoing needs to attract and retain qualified employees, consultants and directors, our Board approved increases in the number of shares available under our Plan to 15,000,000 on December 23, 2005 and to 18,000,000 on April 12, 2006, in each case recommending that the increase be submitted to our stockholders for their approval at our next annual meeting. On December 23, 2005 and on or about April 12, 2006, concurrently with its approval of the increases in the number of shares available under the Plan, the Board authorized the grant of options to purchase an aggregate 7,570,000 shares of our common stock. The vesting of all of these options was made contingent upon the approval by our stockholders of the increases in the number of shares authorized under the Plan approved by our Board at the time of such grants. In the event such an increase is approved by our stockholders, these options will vest immediately with respect to 25% of the shares purchasable thereunder, and with respect to the remaining shares purchasable thereunder in quarterly installments of 6.25% beginning on September 30, 2006.

Our Board also approved the grant to our chief executive officer of an option to purchase 948,000 shares of our common stock in connection with the execution of his employment agreement with us. The option will vest with respect to one-sixth of the total number of shares subject to the options six months after the date of grant, and with respect to the remaining shares subject to the option in monthly installments thereafter of one thirty-sixth each. However, the Board conditioned all vesting of this option upon the approval by our shareholders of an increase in the shares authorized under our Plan to at least 16,000,000.

To ensure that we would have a sufficient number of shares available under our plan for use in future grants as compensation for our existing employees and directors or to attract additional qualified employees, consultants directors and other providers of services to us, our Board has since approved an additional amendment to the Plan to increase the number of shares available thereunder to 20,000,000. The Board has recommended that these amendments be submitted to our stockholders for their approval at the annual meeting.

We believe that stock options and restricted stock grants are an important incentive to attract and retain skilled employees and consultants and that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating these key personnel. In addition, the Board believes that the options we have granted to our employees, consultants and directors, and made subject to stockholder approval at the annual meeting of the increase in the number of shares available under the Plan, were appropriate to provide incentive to our employees for superior performance and to ensure that the compensation of our directors is commensurate with the importance and value of the services they provide and the commitment of their time our company currently requires. In addition, the Board believes that we will require additional shares available under the Plan to provide needed flexibility in hiring and compensation. Accordingly, the Board believes that the approval of the amendment to 2004 Stock Incentive Plan is in the best interests of the Company and recommends a vote in favor of this proposal.

Summary of the Plan

The following is a summary of the Plan, as amended to date, and is qualified in its entirety by reference to the Plan, as amended, the full text of which is attached as Appendix A to this Proxy Statement.

The Plan authorizes (i) the grant of stock options intended to qualify as incentive stock options (“Incentive Options”), as defined in Section 422 of the Code, (ii) the grant of stock options not intended to qualify as incentive stock options (“Nonqualified Options”), and (iii) the grant of restricted stock awards. The Plan previously permitted grants of Nonqualified Options at an exercise price below the fair market value of our common stock on the date of grant. However, in response to changes in the federal tax laws governing option grants, the Board has amended the plan such that no options, whether Incentive Options or Nonqualified Options, may have an exercise price below the fair market value of the common stock on the date of grant. Moreover, the exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company’s outstanding capital stock must equal at least 110% of the fair market value of our common stock on the date of grant.

Awards of restricted stock under the plan entitle the recipient to purchase, at a price determined by the Board, shares of common stock subject to such restrictions and conditions as the Board may impose at the time of grant, including, for example, a requirement of continued employment or performance-based vesting.

The Plan is administered by the Board, provided that the Board may delegate any or all of its authority to administer the plan to a committee of the Board, provided such delegation is permitted under applicable laws or regulations. The Board selects the individuals to whom options or restricted stock are granted and determines the terms of each award, subject to the provisions of the Plan. Incentive Options may be granted under the Plan to officers and other employees of the Company or any of its subsidiaries. Nonqualified Options may be granted under the Plan to employees, officers or directors of the Company, or consultants or advisors to the Company. As of December 31, 2005, approximately 13 employees, directors, officers and consultants of the Company were eligible to participate in the Plan.

No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of the Company’s outstanding capital stock). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options, which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee’s employment by the Company for cause, (ii) voluntary termination of the optionee’s employment by the optionee, (iii) sixty days after termination of the optionee’s employment by the Company without cause, or (iv) one year following the optionee’s retirement from the Company in good standing by reason of disability under the then established rules of the Company or the optionee’s death if the optionee’s death occurs prior to termination of the optionee’s employment with the Company.

Payment of the exercise price of the shares subject to the option may be made by (i) cash or check for an amount equal to the option price for such shares, (ii) delivery of shares of Common Stock of the Company having a fair market value equal to the option price for such shares, (iii) delivery of a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms as the Company may determine in its discretion, (iv) delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price, (v) reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares of common stock having a fair market value equal to the aggregate exercise price, or (vi) a combination of the foregoing.

New Plan Benefits
Vistula Communications Services, Inc.
2004 Stock Incentive Plan, as amended

While the Company is generally unable to determine the dollar value and number of additional options or shares of restricted stock that may be received by or allocated to any participant under the Plan, our Board of Directors authorized on December 23, 2005 and April 12, 2006 option grants for certain Plan participants. These grants were made contingent upon shareholder approval of the increase in the number of shares authorized under the Plan to be proposed at the annual meeting. The following table summarizes information concerning the benefits that we can determine will be received by:

•       each executive officer named in the summary compensation table;

•       all current executive officers, as a group;

•       all current directors who are not executive officers, as a group; and

•       all employees who are not executive officers, as a group.

Name and Position	Number of Shares
Rupert Galliers-Pratt, President and Chairman of the Board(1)	4,800,000
George R. Vaughn, Chief Financial Officer, Assistant Treasurer and Secretary	120,000
Adam Bishop, President, Vistula Limited and Vistula USA	900,000
Mark Scully, President Vistula USA(2)	0
Christopher S. Burke, President and Chief Financial Officer(3)	0
All current executive officers, as a group	7,068,000
All current directors who are not executive officers, as a group(4)	1,150,000
All employees who are not executive officers, as a group	300,000

(1)          Options have been granted to Executive Management Services Limited, the entity which our Chairman is contracted through for consulting services.

(2)          Mr. Scully was terminated as of November 2, 2005.

(3)          Resigned effective February 8, 2005.

(4)          Includes options issued to Olympic Corporate Holdings Limited, a company of which J. Marcus Payne, one of our non-employee directors, is a director.

Federal Income Tax Information with Respect to the Plan

The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year after exercise of the Option).

The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

The grantee of a Restricted Stock Award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a Restricted Stock Award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, he otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock acquired pursuant to the Restricted Stock Award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares. Such capital gain will be long-term capital gain if the grantee held the common stock acquired pursuant to the Restricted Stock Award for more than one year after the date on which the shares were no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the common stock acquired pursuant to the Restricted Stock Award for one year or less after the date on which the shares were no longer subject to a substantial risk of forfeiture.

Alternatively, the grantee of a Restricted Stock Award may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”), within 30 days of the acquisition of common stock pursuant to the Restricted Stock Award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of common stock acquired pursuant to a Restricted Stock Award will be taxable as capital gain to the extent that the proceeds exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the common stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. Grantees of Restricted Stock Awards who wish to make an election pursuant to Section 83(b) of the Code are advised to consult their own tax advisors.

Section 409A of the Code, which became effective on January 1, 2005, imposes significant new restrictions on deferred compensation arrangements. The term “deferred compensation”, as defined under Section 409A, may apply to certain types of equity-based compensation awards, including certain non-

statutory stock options. Stock options subject to Section 409A which do not comply with its requirements generally become subject to inclusion in income for federal income tax purposes when no longer subject to a substantial risk of forfeiture; in addition, interest and a 20% penalty tax on amounts included in income apply. Stock options under the Plan which were vested prior to December 31, 2004 and which are not materially modified are grandfathered from the application of Section 409A.

Although Section 409A became effective on January 1, 2005, the Internal Revenue Service has provided in Notice 2005-1 that plans will satisfy the new rules if the plans are amended on or before December 31, 2005 to conform to the new provisions of Section 409A with respect to amounts subject to the new rules, and the plans are operated in “good faith” compliance with Section 409A during calendar year 2005. The Plan has been amended to conform to the new rules.

Amendments to the Plan

The Board may modify, revise or terminate the Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the Plan may not be changed or increased (other than pursuant to certain changes in the Company’s capital structure) without the consent of the stockholders of the Company.

Vote Required for Approval

A majority of votes duly cast by the holders of common stock is required for the approval of the amendments to the Plan.

The Board recommends that you vote FOR the approval of the amendments to the Plan.

PROPOSAL THREE: AMENDMENT TO VISTULA COMMUNICATIONS SERVICES, INC.’S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK AUTHORIZED FOR ISSUANCE.

The Board has approved and is hereby soliciting stockholder approval of the Share Increase Amendment. The proposed amendment will be in the form set forth in Appendix B to this proxy statement. If the stockholders approve this proposal, the Board will have the authority to increase the number of shares of common stock authorized for issuance by the Company from 100,000,000 to 200,000,000 by filing the Share Increase Amendment with the Delaware Secretary of State. The increase to the authorized common stock will become effective upon the filing of the Share Increase Amendment.

As of June 23, 2006, there were 60,533,731 shares of common stock issued and outstanding and we were obligated to issue 39,090,690 shares of common stock pursuant to outstanding warrants, convertible securities, convertible debt and options. In addition, we have agreed to issue an additional 3,931,167 shares of common stock to the former stockholders of NetYantra Inc. in connection with our acquisition, on June 7, 2006, of certain intellectual property from NetYantra Inc. and its subsidiary, NetYantra India Private Limited. We have also granted options to purchase an aggregate 8,568,000 shares of common stock to employees, directors and consultants subject to the approval of our shareholders at the annual meeting, and we have conditionally agreed to issue 940,000 shares of our common stock under various agreements.

In total, as of June 9, 2006, we had issued, or had agreed to issue, conditionally or otherwise, an aggregate 113,063,588 shares of our common stock, 13,063,588 shares in excess of what we are currently authorized to issue under the Certificate of Incorporation. Although we are under no present obligation to issue shares in excess of what we are authorized to issue under our Certificate of Incorporation (because we have made all such issuances contingent upon shareholder approval of an increase in the number of shares available for issuance), we believe all of these issuances will be in the best interests of the Corporation, and are therefore requesting that our stockholders approve the Share Increase Amendment.

In addition, the Board believes that the authorized number of shares of common stock should be increased beyond the minimum number necessary to cover the shares of common stock we have agreed to issue. This would provide additional available shares for such corporate purposes as the Board may determine to be necessary or desirable. These purposes may include, without limitation, issuing shares of common stock in connection with consulting relationships and strategic alliances or other agreements and issuing shares of common stock to raise additional working capital for ongoing operations. In addition, we intend to issue additional shares of common stock to attract and retain valuable employees by the issuance of stock options, including additional shares reserved for future option grants under our existing stock plan.

The additional shares of common stock authorized for issuance pursuant to this proposal will have all of the rights and privileges which the presently outstanding shares of common stock possess under our Certificate of Incorporation. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors. If we issue additional shares of common stock, then, depending on the circumstances under which those shares are issued, the action may reduce stockholder’s equity per share, earnings per share, and the percentage ownership of common stock of existing stockholders.

Anti-Takeover Effects of Increase in Authorized Number of Shares of Common Stock

Companies will sometimes increase the number of authorized but unissued shares of common stock as a defensive measure to fend off hostile offers. Because the Board generally has the ability to approve the issuance of shares without further stockholder approval once the shares are authorized (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may in the future be listed or traded) it could authorize the issuance of the shares to employees or other stockholders who would vote against a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities and the removal of incumbent management, even if such a transaction were favorable to our stockholders. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. The Share Increase Amendment may have the effect of permitting our current management, including the current Board, to retain their position, and place management and the Board in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

The shares also could be issued in a private placement, meaning that all of our stockholders would not be able to participate in the offering and that a single purchaser or group of purchasers could purchase all of the shares and acquire a substantial interest in us. No holders of our common stock have preemptive rights to subscribe to additional securities that we may issue, meaning they do not have a right to maintain their proportionate ownership.

These proposal are not part of a plan by management to adopt a series of anti-takeover amendments and we do not presently intend to propose other anti-takeover measures in future proxy solicitations. While the amendment may have anti-takeover ramifications, the Board believes the flexibility to offer shares without delay for any business purpose offered by the amendment outweighs any disadvantages. To the extent that the amendments may have anti-takeover effects, it may encourage persons seeking to acquire us to negotiate directly with the Board, thus enabling the Board to consider the proposed transaction in a manner that best serves the interest of our stockholders.

Other than as described above, we do not have any other current plans, proposals or arrangements, written or otherwise, to issue additional shares of common stock at this time. We do not know of any efforts to accumulate our common stock or obtain control of us by means of a merger, tender offer, solicitation in opposition or otherwise. Our Board does not intend to authorize the issuance of any common stock except on terms which our Board deems to be in our best interest and in the best interests of our stockholders at the time any such authorization may be made.

Other Provisions of our Certificate of Incorporation, Bylaws and Delaware General Corporation Law that have Anti-Takeover Effects

The following is a brief summary of certain other provisions of our amended and restated certificate of incorporation, bylaws, and Delaware General Corporation Law that may have anti-takeover effects:

Provision	Anti-Takeover Effect
Certificate of Incorporation
Article FOURTH currently authorizes the Board to issue up to 10,000,000 shares of preferred stock, with rights and preferences fixed by the Board, at any time, without further stockholder approval.

The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our common stock and the voting and other rights of the holders of our common stock may be adversely affected. The issuance of preferred stock may result in the loss of voting control to others.

Article FIFTH authorizes the Board to amend, repeal, alter or rescind the by-laws at any time without stockholder approval.	Enhances board control over our by-laws.
By-laws
Section 4 permits the Board to increase its size and fill vacancies in the Board by vote of a majority of directors then in office.	May limit the ability of a potential acquiror to obtain majority representation on the Board.
Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions, prohibits Delaware corporations from engaging, under some circumstances, in a “business combination” with any “interested stockholder” for three years following the date that such stockholder becomes an interested stockholder. A Delaware corporation may “opt out” of the protections of Section 203 with an express provision in its certificate of incorporation. We have not “opted out” of the protections of Section 203.

May discourage potential acquisition transactions by making such transactions more difficult to implement by preventing acquirors of signification shares from exercising voting rights with respect to such shares.

Vote Required for Approval

The proposal to amend the certificate of incorporation requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting. If Proposal Three is approved by the stockholders, it will be implemented and become effective on the date the Share Increase Amendment is filed with the Delaware Secretary of State. If Proposal Three is not approved by the requisite vote of our stockholders, the Proposal will not be implemented. Proxies solicited by the Board will be voted for this Proposal Three, unless you specify otherwise in your Proxy.

The Board recommends that you vote FOR the approval of the Share Increase Amendment.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PKF, Certified Public Accountants, A Professional Corporation (“PKF”) as the independent registered public accounting firm of the Company for the purpose of auditing its consolidated financial statements for the 2006 fiscal year, and the Board has determined that it would be desirable to request that the stockholders ratify such appointment.

PKF has served as our independent registered public accounting firm since December 2005. We expect that representatives of PKF will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

Stockholder approval is not required for the appointment of PKF, since the Audit Committee of the Board has the responsibility for selecting auditors. However, the Board has determined that it is desirable to submit the appointment to the stockholders for their approval. The Board will consider the appointment to have been approved if a majority of the votes duly cast are in favor of the appointment.

The Board recommends that you vote FOR the ratification of the appointment of PKF.

Other Matters

Other than the proposals as discussed in the proxy statement, our Board does not intend to bring any other matters to be voted on at the meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (“Exchange Act”).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on June 23, 2006, there were issued and outstanding 60,533,731 shares of our Common Stock entitled to cast votes. The following table provides information regarding beneficial ownership of Common Stock as of such date by:

•       Each person known by us to be the beneficial owner of more than five percent of our Common Stock;

•       Each of our directors;

•       Each executive officer named in the summary compensation table (including one former executive officer); and

•       All of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares beneficially owned include shares that the beneficial owner has a right to acquire within 60 days of June 23, 2006.

	Shares Beneficially Owned
Name/Address of Beneficial Owner	Number(1)	Percent
Rupert Galliers-Pratt(2)	13,560,000	22.2%
Mawley Hall, Cleobury Mortimer
Worcestershire, DY14 8PN, United Kingdom;
NetYantra, Inc.(3)	14,000,000	21.7%
5200 NW 43rd St.
Suite 102, #327
Gainesville, Florida 32606
Executive Management Services Limited(4)	9,150,000	15%
Palm Chambers No. 4
Fishlock Road
Road Town
Tortola, British Virgin Islands
Oneta Associates, Inc.	5,450,000	9%
The Pasea Estate
Road Town
Tortola, British Virgin Islands
Gryphon Master Fund L.P.(5)	3,333,650	5.3%
100 Crescent Court
Suite 490
Dallas, Texas 75201
Adam Bishop London	1,000,000	1.6%
44 Kenilworth Road
W1H 6LT, United Kingdom
Mark Scully(6)	0	*
859 Ophir Peak Road
Incline Village, Nevada 89451
J. Marcus Payne(7)	325,000	*
5315 N. Clark Street
Chicago, Illinois 60640
Anthony Warrender	400,000	*
4392 Carrington Road
Markham, Virginia 22643
Jack Early	100,000	*
c/o Vistula Communications Services, Inc.
405 Park Avenue, Suite 801
New York, NY 10022
George R. Vaughn	50,000	*
639 Granite Street
Braintree, MA 02184
J. Keith Markley	0	*
c/o Vistula Communications Services, Inc.
405 Park Avenue, Suite 801
New York, NY 10022
All current directors and executive officers as a group (8 persons)	15,485,000	24.9%

*                    Indicates less than 1%

(1)          Excludes stock options granted in December 2005 and April 2006 that are subject to stockholder approval of an increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan as described elsewhere in these materials.

(2)          Includes 8,500,000 shares held by Executive Management Services Limited (“EMS”) and 650,000 shares that may be purchased upon the exercise of options held by EMS. Mr. Galliers-Pratt has indirect voting and investment power with respect to these shares. Also includes an aggregate of 3,780,000 shares held of record by certain family members of Mr. Galliers-Pratt.

(3)          Includes 3,931,167 shares that NetYantra, Inc. has the right to acquire in connection with our acquisition, on June 7, 2006, of certain intellectual property from NetYantra, Inc. and its subsidiary, NetYantra India Private Limited.

(4)          Rupert Galliers-Pratt has indirect voting and investment power with respect to these shares.

(5)          Information is based on our internal records and a Schedule 13G/A filed by Gryphon Master Fund L.P. with the Securities and Exchange Commission on December 31, 2005.

(6)          Mr. Scully was the president of our wholly owned subsidiary, Vistula USA, Inc., through November 2, 2005, at which time employment was terminated.

(7)          Includes shares held by Olympic Corporate Holdings Limited of which Mr. Payne is a director.

BOARD AND COMMITTEES OF THE BOARD

Board Meetings

During 2005, our Board met eight times. During 2005, each incumbent director attended at least 75% of the meetings held by the Board while each director was a member of the Board, and at least 75% of the meetings of the committees of the Board on which he served. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Our 2005 annual meeting was attended by all of our directors serving on our board at the time of the meeting.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each member of the Audit Committee, the Compensation Committee and the Nominating Committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

Audit Committee

The Board established the Audit Committee in May of 2004. The Audit Committee is currently composed of Messrs. Warrender and Payne. Mr. Warrender is the chairman of the Audit Committee. The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board; the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, and our independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee met nine times during 2005. The Board adopted an Audit Committee Charter in June of 2004. A copy of the charter was included as an appendix to the proxy statement in the 2005 fiscal year.

Compensation Committee

The Board established the Compensation Committee in May of 2004. The Compensation Committee is currently composed of Messrs. Payne, the Chairman, and Warrender. The Compensation Committee’s responsibilities include providing recommendations to the Board regarding the compensation levels of directors, approving, or recommending for approval by the Board, the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our 2004 Stock Incentive Plan, and authorizing other equity compensation arrangements. The Compensation Committee met eleven times during 2005.

Nominating Committee

The Board established the Nominating Committee in May of 2004. The Nominating Committee is currently composed of Messrs. Warrender and Payne. The Nominating Committee’s responsibilities include, to the extent deemed necessary or appropriate by the committee: developing and recommending to the Board criteria for the selection of individuals to be considered as candidates for election to the Board; identifying individuals qualified to become members of the Board; making recommendations to the

Board regarding its size and composition; and approving director nominations to be presented for stockholder approval at the Company’s annual meeting, and nominations to fill any vacancies. The Nominating Committee met once during the 2005 fiscal year. A copy of the charter was included as an appendix to the proxy statement in the 2005 fiscal year.

Director candidates and selection processes

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of the Board. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Nominating Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Nominating Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. The Nominating Committee is in the process of developing minimum qualifications and standards for director candidates. In the case of incumbent directors whose terms are set to expire, the Nominating Committee also gives consideration to each director’s prior contributions to the Board. In selecting candidates to recommend for nomination as a director, the Nominating Committee abides by our Company-wide non-discrimination policy.

The Nominating Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Nominating Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the attention of the Nominating Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Nominating Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews.

Communications with the Board

At this time, the Board has not adopted any formal procedure for communications by stockholders given their very limited number.

REPORT OF THE AUDIT COMMITTEE

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board by, among other things, overseeing the work performed by our Company’s independent registered public accounting firm, the quality and integrity of our Company’s financial statements and financial reporting processes, our Company’s compliance with legal and regulatory requirements, and the adequacy of our Company’s system of internal controls, policies and procedures.

In fulfilling our oversight responsibilities, we discussed with representatives of PKF, Certified Public Accountants, A Professional Corporation (“PKF”), our Company’s independent registered public accounting firm for 2005, the overall scope and plans for their audit of our Company’s consolidated financial statements for 2005. We met with them, with and without our Company’s management present, to discuss the results of their examinations and their evaluations of our Company’s internal controls and the overall quality of our Company’s financial reporting. We are in the process of evaluating, documenting and testing our internal controls in anticipation of our required compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

We have also reviewed and discussed the audited consolidated financial statements for 2005 with management and the independent registered public accounting firm.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees”, as amended, including a discussion of our Company’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

In addition, we received from PKF a letter containing the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our Company. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided to our Company beyond their audit and review of our consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Our Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PKF is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our Company’s management and independent registered public accounting firm.

Based on our review and the meetings, discussions and reports referred to above, and subject to the limitations on our role and responsibilities set forth in this report and in the audit committee charter, we recommended to the Board that our Company’s audited consolidated financial statements for 2005 be included in our Company’s annual report on Form 10-KSB.

The Audit Committee
Anthony Warrender (Chairman)
J. Marcus Payne

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has selected PKF, Certified Public Accountants, A Professional Corporation (“PKF”), as our independent registered public accounting firm responsible for the audit of our consolidated financial statements for 2006, and we are recommending to our shareholders that they approve this selection at the annual meeting of stockholders. We expect that representatives of PKF will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

Aggregate fees for professional services rendered for the Company by our prior principal accountant Vitale, Caturano & Company, Ltd. (“Vitale”) and our successor accountant, PKF, for the years ended December 31, 2005 and December 31, 2004, were:

	2005	2004
Audit, PKF	$101,000	$—
Audit, Vitale	74,964	98,000
Audit-related, Vitale	18,802	39,000
Tax	—	—
All other	—	—
Total	$194,766	$137,000

The Audit fees for the years ended December 31, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory audits and reviews.

The Audit Related fees for the years ended December 31, 2005 and 2004 were for professional services rendered in connection with consents and assistance with review of registration statements filed with the Securities and Exchange Commission (“SEC”), for consultations concerning financial accounting and reporting standards, and audits of business combinations.

The percentage of hours expended by PKF, Certified Public Accountants, A Professional Corporation (for 2005) and Vitale, Caturano & Company, Ltd.’s (for 2004) to audit our financial statements that were performed by other than each respective firm’s full-time permanent employees did not exceed 50%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

At present, it is the practice of the Board to approve each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services. Our Board has established pre-approval policies and procedures in accordance with SEC regulations, describing the specific audit, audit-related, tax and all other services that have been pre-approved by the board. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Board specifically provides for a different period. The Board will annually review the pre-approval policies and procedures and the services that may be provided by our independent registered public accounting firm, and will revise the list of pre-approved services from time to time based on subsequent determinations.

None of the services provided by our independent registered public accounting firm for the year ended December 31, 2005 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

We pay our non-employee directors an annual fee of $40,000. The non-employee directors will also receive a fee of $1,000 for any regular or special meeting attended, or $500 for each telephonic meeting in which the director participated, for any meeting in excess of five meetings in any year. The meeting fees for the first five meetings of a year will be included within the annual fee paid to the director.

We also pay each non-employee director who serves as the chair of the audit committee an additional annual fee of $10,000 and each non-employee director who serves as the chairman of the compensation and nominating committees an annual fee of $5,000. The other non-employee members of these committees will receive an annual fee of $2,500 for serving on the committee. The non-employee directors will also receive a fee of $600 for any regular or special meeting of a committee attended, or $300 for each telephonic meeting of a committee in which the director participated, for any meeting in excess of three meetings in any year. The meeting fees for the first three meetings of a year will be included within the annual committee fee paid to the directors.

Directors who are not employees may also receive stock option grants under our option plan. We will also reimburse directors for out-of-pocket expenses incurred in attending board and committee meetings and undertaking certain matters on our behalf. Directors who are our employees will not receive separate fees for their services as directors.

Executive Officer Compensation

Summary Compensation Table

The following table provides summary information concerning the compensation earned by our chief executive officer and our other executive officers for services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

					Long-Term
					Compensation(6)
					Securities
		Annual Compensation			Underlying
Name and Principal Position	Year	Salary($)		Bonus($)	Options(#)
Rupert Galliers-Pratt	2005	$240,000		$98,005	650,000
President and Chairman of the Board of Directors	2004	0		0	0
George R. Vaughn	2005	194,619	(3a)	0	50,000
Chief Financial Officer, Assistant Treasurer	2004	54,809	(3b)	0	0
and Secretary
Adam Bishop	2005	180,000		127,859	500,000
President, Vistula Limited	2004	27,500	(4)	0	0
Mark Scully	2005	100,909		0	0
President, Vistula USA, Inc.	2004	120,000	(5)	2,750,000	0 (5)
Christopher S. Burke(1)	2005	0		0	0
President and Chief Executive Officer	2004	0		0	2,000,000 (2)

(1)          Resigned effective February 8, 2005.

(2)          Represents shares of our common stock issuable upon exercise of options as at December 31, 2004. Subsequent to December 31, 2004, Mr. Burke forfeited options to purchase 1.8 million shares of our common stock in connection with his resignation. Subsequent to December 31, 2005, Mr. Burke forfeited the remaining options to purchase 200,000 shares of our common stock in connection with his resignation.

(3)          Represents amounts earned by Vaughn & Associates, P.C. in their capacity of providing multiple personnel to perform outsourced accounting services for the Company. Amounts paid during (a) 2005 ($188,338) were paid to Vaughn & Associates, P.C. and not to Mr. Vaughn personally. The remaining amount earned ($6,281) represents amounts accrued, but not paid; and (b) 2004 ($22,621) were paid to Vaughn & Associates, P.C. and not to Mr. Vaughn personally. The remaining amount earned ($32,188) represents amounts accrued, but not paid.

(4)          Represents cash payments made in 2004 of $27,500. In 2004, Mr. Bishop contributed $82,500 in services for which he was not paid.

(5)          Represents amounts accrued, but not paid. See Note 14 of our audited consolidated financial statements for the year ended December 31, 2005.

(6)          Excludes stock options granted in December 2005 that are subject to stockholder approval of an increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan as described below.

Option grants in last fiscal year

	Individual Grants(2)
Name	Number of securities underlying options granted(#)	% of total options granted to employees in fiscal year	Exercise or base price ($ /share)	Expiration date
Rupert Galliers-Pratt(1)	650,000	32.4%	$0.45	July 7, 2015
George R. Vaughn	50,000	2.5%	$0.45	July 7, 2015
Adam Bishop	500,000	24.9%	$0.45	July 7, 2015
Anthony Warrender	225,000	11.2%	$0.45	July 7, 2015
J. Marcus Payne	150,000	7.5%	$0.45	July 7, 2015

(1)          Shares granted to Executive Management Services Limited, the entity which our Chairman is contracted through for consulting services.

(2)          Excludes stock options granted in December 2005 that are subject to stockholder approval of an increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan as described below.

Fiscal year-end option table.   The following table sets forth certain information regarding stock options held as of December 31, 2005 by the executive officers named in the summary compensation table.

The value of unexercised in-the-money options is based on a price of $1.42 per share, the fair market value of our stock on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

Aggregated option exercises in last fiscal year and fiscal year-end option values

	Shares acquired on	Value	Number of securities underlying unexercised options at fiscal year-end(4)		Value of unexercised in-the-money options at fiscal year-end
Name	Exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)	(#)	($)	($)
Rupert Galliers-Pratt(1)	—	—	650,000	—	$630,500	—
George R. Vaughn	—	—	50,000	—	$48,500	—
Adam Bishop	—	—	500,000	—	$485,000	—
Mark Scully(2)	—	—	2,750,000	—	$3,630,000	—
Christopher Burke(3)	—	—	200,000	—	$264,000	—

(1)          Shares granted to Executive Management Services Limited, the entity which our Chairman is contracted through for consulting services.

(2)          Mr. Scully was terminated as of November 2, 2005.

(3)          Mr. Burke’s options were forfeited on February 8, 2006.

(4)          Excludes stock options granted in December 2005 that are subject to stockholder approval of an increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan as described below.

On December 23, 2005, the Company granted stock options to purchase 6,350,000 shares of common stock to certain consultants, employees and directors as set forth below. All of the stock options have an exercise price of $1.50 per share and an expiration date of December 23, 2015. The stock options were granted as compensation for consulting, employment or director services, as applicable. The options will become vested as to 25% of the total number of option shares upon shareholder ratification of the increase in the number of shares authorized under the Company’s 2004 Stock Incentive Plan to at least 15,000,000. Thereafter, the options will become vested as to an additional 6.25% of the total number of option shares in quarterly installments beginning on September 30, 2006. As the stock option grants are contingent upon shareholder ratification as described above, they have not been reflected as outstanding as of December 31, 2005.

Options to purchase common stock were granted to the persons and in the amounts that follow:

Employee, Consultant or Director	Shares
Adam Bishop	750,000
Ian Cope	250,000
Olympic Corporate Holdings Limited	500,000
Nick Topham	250,000
George R. Vaughn	100,000
Executive Management Services Limited	4,000,000
Anthony Warrender	250,000
J. Marcus Payne	250,000

J. Marcus Payne, one of our directors, is a director of Olympic Corporate Holdings Limited. Rupert Galliers-Pratt, our Chairman and President, holds indirect voting and investment control over shares held by Executive Management Services Limited.

Employment Agreements

Executive Management Services Limited and Rupert Galliers-Pratt

On August 17, 2005, the Company entered into a Consulting Agreement (the “Agreement”) with Executive Management Services Limited (“EMS”) under which EMS agrees to provide the services of Rupert Galliers-Pratt, the Company’s President and Chairman of the Board of Directors, to the Company. Under the Agreement, Mr. Galliers-Pratt continues to serve as the Company’s President. The Agreement provides that the Company shall pay EMS annual consulting fees of $240,000 as consideration for these services.

The Agreement has an initial term of two years. The term of the Agreement shall be automatically extended for additional periods of one year unless either party to the Agreement gives the other party notice of termination of the Agreement prior to the expiration of the then-current term. The Agreement may be terminated at any time by EMS or the Company. However, in the event the Company terminates the engagement of EMS without cause, the Company will be required to make severance payments for a period of two years after, and at the consulting fee rate in effect at the time of, such termination and to continue to pay for certain medical and other benefit plans for such period. Under the Agreement, EMS and Mr. Galliers-Pratt agree to be bound by certain non-competition and non-solicitation provisions, which are effective during the term of the Agreement and for a period of two years after termination of the Agreement.

Rupert Galliers-Pratt served as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors from the Company’s inception in March 2004 until April of 2006. On April 11, 2006, Rupert Galliers-Pratt resigned his position as chief executive officer. Mr. Galliers-Pratt remains our president and chairman.

Ian Cope

On January 5, 2006, the Company entered into an employment agreement with Ian Cope relating to Mr. Cope’s employment as the Company’s chief operations officer. Under the employment agreement, the Company will pay Mr. Cope an annual base salary of $140,000 and provide him with certain employment related benefits. In addition, the employment agreement provides that the Company will grant Mr. Cope an incentive stock option to purchase 250,000 shares of the Company’s common stock with an exercise price equal to $1.42 per share; 50,000 of those shares subject to the option will be vested immediately and the remaining 200,000 shares subject to the option will vest in four equal annual installments of 50,000 shares beginning on January 5, 2007. The option will be subject to the terms and conditions of the

Company’s 2004 Stock Incentive Plan. The employment agreement also provides that if Mr. Cope is terminated without cause, the Company will be obligated to pay him his base salary for three months.

Mark Scully

On January 1, 2004, the Company entered into an employment agreement with Mark Scully, the president of Vistula USA and one of the Company’s named executive officers. The employment agreement was amended and restated on May 5, 2004. The amended and restated employment agreement had a term of 18 months. The terms of his employment agreement provide that Mr. Scully would receive a base salary at a monthly rate of $10,000 and he would be entitled to an annual bonus based on Vistula USA meeting certain performance milestones based on its gross profit margin. Mr. Scully was also entitled to receive a severance payment equal to six months of base salary if he is terminated without cause by Vistula USA. No bonus has been paid to Mr. Scully under the terms of this agreement. As of November 2, 2005, the employment agreement with Mr. Scully had been terminated. See Note 14 of our audited consolidated financial statements for the year ended December 31, 2005 regarding our subsequent agreement dated February 28, 2006 with Mr. Scully.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange

Commission (“SEC”). SEC regulations require executive officers, directors, and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2005, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in our proxy materials relating to our 2007 annual meeting of stockholders must be received by us at our executive offices no later than March 1, 2007 or, if the date of that meeting is more than 30 calendar days before or after July 17, 2007, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by certified mail, return receipt requested.

AVAILABLE INFORMATION

Stockholders of record on June 23, 2006 will receive a proxy statement, a proxy card and our annual report on Form 10-KSB for the year ended December 31, 2005, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Appendix A—Amended and Restated 2004 Stock Incentive Plan

Note: Additions to the language of the Plan are in bold type and underlined. Deletions from the language of the Plan are indicated in brackets.

VISTULA COMMUNICATIONS SERVICES, INC.

Amended and Restated 2004 Stock Incentive Plan

1.   Purpose.   The purpose of this plan (the “Plan”) is to secure for Vistula Communications Services, Inc., a Delaware corporation (the “Company”), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company’s common stock, $.001 par value per share (“Common Stock”), and (ii) shares of the Company’s Common Stock (“Restricted Stock Awards”). Except where the context otherwise requires, the term “Company” shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan). Except where the context otherwise requires, the term “person” shall include an individual, corporation, association, joint venture, partnership, limited liability company, trust, governmental authority or other entity.

2.   Types of Awards and Administration.

2.1   Options.   Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Board of the Company and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan’s requirements relating to non-statutory Options. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board of Directors may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or event as the Board may determine.

2.2   Restricted Stock Awards.   The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

2.3   Administration.   The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion issue Restricted Stock and grant Options to purchase shares of Common Stock, and issue shares upon exercise of such Options as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the respective Restricted Stock Agreements (as defined in Section 5.2), Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

3.   Eligibility.   Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

4.   Stock Subject to Plan.   Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is [8,000,000] 20,000,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

5.   Forms of Restricted Stock Agreements and Option Agreements.

5.1   Option Agreement.   As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement (“Option Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

5.2   Restricted Stock Agreement.   As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients and need not be entitled “Restricted Stock Agreements.”

5.3   ”Lock-Up” Agreement.   Unless the Board of Directors specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Restricted Stock shall, in connection with any registration of securities of the Company under the United States Securities Act of 1933, as amended from time to time (the “Act”), agree in writing that for a period of time (not to exceed 180 days) from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company’s Common Stock owned or controlled by him or her.

6.     Purchase Price.

6.1   General.   The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, provided,

however, that in the case of an [Incentive Stock] Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Incentive Stock Options described in Section 11.2.

6.2   Payment of Purchase Price.   Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one of the following methods:

(i)    by delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised;

(ii)   a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

(iii)  if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, subject to rules as may be established by the Board, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price;

(iv)  by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

(v)    by any combination of such methods of payment.

The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

7.   Option Period.   Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, provided that, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the Option is granted (or five years in the case of Options described in Section 11.2), and, in the case of non-statutory Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

8.   Exercise of Options.   Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the applicable Option Agreement, subject to the provisions of the Plan.

9.   Nontransferability of Options.   Except as the Board may provide with respect to a non-statutory Option, no Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option held by him or her shall be exercisable only by the optionee (including any permitted transferee in the case of a non-statutory Option).

10.   Effect of Termination.   No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option been, employed by the Company, except that, unless the applicable Option Agreement expressly provides otherwise:

10.1   the Incentive Stock Option may be exercised within the period of sixty days (or within such lesser period as may be specified in the applicable Option Agreement) after the date the optionee’s employment with the Company terminates other than for death, disability or termination for cause;

10.2   if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement);

10.3   if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement); and

10.4   if the optionee’s employment with the Company is terminated by the Company for cause, the Incentive Stock Option shall terminate immediately. Unless the applicable Option Agreement expressly provides otherwise, the term “cause” shall mean (a) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company’s business or on the optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any Parent, Subsidiary or affiliate of the Company;

provided, however,   that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

A non-statutory Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-statutory Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant or adviser, unless the Option Agreement provides otherwise.

11.   Incentive Stock Options.   Options which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

11.1   Express Designation.   All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

11.2   10% Shareholder.   If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

11.2.1   the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

11.2.2   the option exercise period shall not exceed five years from the date of grant.

11.3   Dollar Limitation.   For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

12.   Additional Provisions.

12.1   Additional Provisions.   The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

12.2   Acceleration, Extension, Etc.   The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the dates during which all, or any particular, Option or Options may be exercised.

13.   Rights as a Shareholder.   The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.   Adjustment Provisions for Recapitalizations and Related Transactions.

14.1   General.   If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

14.2   Board Authority to Make Adjustments.   Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.   Merger, Consolidation, Asset Sale, Liquidation, etc.

15.1   General.   In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee (to the extent otherwise then exercisable) within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

15.2   Substitute Options.   The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

15.3   Restricted Stock.   In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

16.   No Special Employment Rights.   Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any optionee or recipient of a Restricted Stock Award any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

17.   Other Employee Benefits.   The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically provided in such other plan or as otherwise specifically determined by the Board.

18.   Amendment and Termination of the Plan.

18.1   The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect or terminate the Plan. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or changing the class of persons eligible to receive Incentive Stock Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

18.2   The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board of Directors may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.   Withholding.   The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. In addition, prior to delivery of any Common Stock pursuant to the terms of this Plan, the Company has the right to require that the optionee or recipient of Restricted Stock remit to the Company an amount sufficient to satisfy any tax withholding obligation.

Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable, or (ii) by delivering to the Company a sufficient number of mature shares of Common Stock of the Company. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

20.   Effective Date and Duration of the Plan.

20.1   Effective Date.   The Plan shall become effective when adopted by the Board of Directors. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors. Amendments requiring shareholder approval shall become effective when adopted by the Board of Directors, but if shareholder approval is not obtained with twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

20.2   Termination.   Unless sooner terminated in accordance with Section 15 or by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

21.   Provision for Foreign Participants.   The Board of Directors may, without amending the Plan, modify the terms of Option Agreements or Restricted Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

22.   Requirements of Law.   The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee, by the Restricted Stock

Award recipient, or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

23.   Governing Law.    This Plan, each Option and each Restricted Stock Award shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

APPENDIX B—Certificate of Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF INCORPORATION
of
VISTULA COMMUNICATIONS SERVICES, INC.

Vistula Communications Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

1.     That Article FOURTH of the Certificate of Incorporation of the Company, as amended, be further amended to increase the number of shares of the common stock, $.001 par value per share, authorized for issuance thereunder by deleting the first paragraph thereof in its entirety and replacing said paragraph with the following paragraph:

“FOURTH:   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 210,000,000, consisting of (i) 200,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

The remainder of Article FOURTH shall remain unchanged.

2.     The amendments set forth in this Certificate of Amendment have been duly adopted by the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Certificate of Incorporation to be signed by                               , its                               , thereto duly authorized, this      day of                               , 2006.

VISTULA COMMUNICATIONS SERVICES, INC.
By:

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VISTULA COMMUNICATIONS SERVICES, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on July 17, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vistula Communications Services, Inc.

VISTULA COMMUNICATIONS SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
VISTULA COMMUNICATIONS SERVICES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD NEED ONLY
 SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders
to be held on July 17, 2006

The undersigned hereby appoints Rupert Galliers-Pratt, George Vaughn and Paul Bork, or any of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of Vistula Communications Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, 02210-2600, on July 17, 2006 at 12 p.m., Eastern time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated June 27, 2006, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

VISTULA COMMUNICATIONS SERVICES, INC.
c/o Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004

THE BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” AS TO THE
ELECTION OF DIRECTORS AND “FOR” EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE   ☒

1.             To elect directors.

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
Nominees:
Rupert Galliers-Pratt
Anthony Warrender
J. Marcus Payne
J. Keith Markley
Jack Early

INSTRUCTIONS:   To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and strike a line through the nominee’s name(s). Your shares will be voted for the remaining nominee(s).

2.             To approve amendments to the Company’s 2004 Stock Incentive Plan to increase the number of shares for option or restricted stock grants from 8,000,000 to 20,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             To approve an amendment to our Certificate of Incorporation to increase to 200,000,000 the number of shares of common stock which we are authorized to issue.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.             To ratify the appointment by the Board of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s independent registered public accounting firm for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED:	, 2006	Signature of Stockholder(s):
Print Name:

Mark here if you plan to attend the meeting:         ☐

Your vote is important. Please vote immediately.

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